                                 AMENDMENT NO. 4
                                       TO
          AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT

         The Master Administrative Services Agreement (the "Agreement"), dated July 1, 2004, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Equity Funds, a Delaware business trust is hereby amended as follows:

                                  WITNESSETH:

         WHEREAS, the parties desire to amend the Agreement to delete AIM Dent Demographic Trends Fund and AIM Emerging Growth Fund from the Agreement;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
          AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                                AIM EQUITY FUNDS

PORTFOLIOS                                      EFFECTIVE DATE OF AGREEMENT
----------                                      ---------------------------
AIM Aggressive Growth Fund                              June 1, 2001
AIM Blue Chip Fund                                      June 1, 2001
AIM Capital Development Fund                            June 1, 2001
AIM Charter Fund                                        June 1, 2001
AIM Constellation Fund                                  June 1, 2001
AIM Diversified Dividend Fund                         December 28, 2001
AIM Large Cap Basic Value Fund                          June 1, 2001
AIM Large Cap Growth Fund                               June 1, 2001
AIM Mid Cap Growth Fund                                 June 1, 2001
AIM Select Basic Value Fund                            August 29, 2002
AIM Weingarten Fund                                     June 1, 2001"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  July 18, 2005
                                           A I M ADVISORS, INC.

Attest:   /s/ JOHN H. LIVELY               By:  /s/ MARK H. WILLIAMSON
        -----------------------------         ----------------------------------
          Assistant Secretary                   Mark H. Williamson
                                                President

(SEAL)
                                           AIM EQUITY FUNDS

Attest:   /s/ JOHN H. LIVELY               By:  /s/ ROBERT H. GRAHAM
        -----------------------------         ----------------------------------
          Assistant Secretary                   Robert H. Graham
                                                President

(SEAL)